As filed with the Securities and Exchange Commission on April 27, 2009

Registration File No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JARDEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	35-1828377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Theodore Fremd Avenue

Rye, NY 10580

(914) 967-9400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Martin E. Franklin

Chairman and Chief Executive Officer

Jarden Corporation

555 Theodore Fremd Avenue

Rye, NY 10580

(914) 967-9400

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, NY 10019

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (1) (2)
Common Stock, par value $0.01 per share				(3)
Preferred Stock, par value $0.01 per share				(3)
Debt Securities				(3)
Guarantees of Debt Securities	(4)	(4)	(4)	(3)(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified amount of securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.
(4)	We are also registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is required in connection with such guarantees of the debt securities.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	Jurisdiction of Incorporation or Organization	IRS Employer ID Number
Alltrista Plastics LLC	Indiana	35-2000584
American Household, Inc.	Delaware	25-1638266
Australian Coleman, Inc.	Kansas	48-0898070
Bicycle Holding, Inc.	Delaware	31-1421129
BRK Brands, Inc.	Delaware	04-3157073
CC Outlet, Inc.	Delaware	13-3966497
Coleman International Holdings, LLC	Delaware	13-3639257
Coleman Worldwide Corporation	Delaware	13-3704484
First Alert, Inc.	Delaware	04-3157075
Hearthmark, LLC	Delaware	35-2000585
Holmes Motor Corporation	Delaware	04-3438010
Jarden Acquisition I, LLC	Delaware	20-0893342
Jarden Zinc Products, LLC	Indiana	35-2000583
JT Sports LLC	Delaware	20-0595206
K-2 Corporation	Indiana	35-1175329
K2 Inc.	Delaware	95-2077125
Kansas Acquisition Corp.	Delaware	13-3738068
L.A. Services, Inc.	Delaware	65-0973486
Laser Acquisition Corp.	Delaware	65-0826385
Lehigh Consumer Products LLC	Delaware	23-2936885
Loew-Cornell, LLC	Delaware	22-2013755
Marker Volkl USA, Inc.	New Hampshire	02-0465241
Marmot Mountain, LLC	Delaware	73-1706851
Miken Sports, LLC	Delaware	04-3798778
Nippon Coleman, Inc.	Kansas	48-0898069
Outdoor Technologies Corporation	Iowa	42-1204277
Penn Fishing Tackle Mfg. Co.	Pennsylvania	23-1333002
Pure Fishing, Inc.	Iowa	42-0784220
Quoin, LLC	Delaware	88-0374612
Rawlings Sporting Goods Company, Inc.	Delaware	43-1674348
Sea Striker, LLC	Delaware	26-4463603
Shakespeare Company, LLC	Delaware	38-1022940
Shakespeare Conductive Fibers, LLC	Delaware	38-1022940
SI II, Inc.	Florida	65-0717251
Sitca Corporation	Washington	91-0978656
Sunbeam Americas Holdings, LLC	Delaware	25-1638268
Sunbeam Products, Inc.	Delaware	25-1406546
The Coleman Company, Inc.	Delaware	13-3639257
The United States Playing Card Company	Delaware	31-1421130
USPC Holding, Inc.	Delaware	31-1421131

*	Addresses and telephone numbers of principal executive offices are the same as those of Jarden Corporation.

Prospectus

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities or guarantees of debt securities. This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them.

Each time we offer securities for sale using this prospectus, we will provide specific terms and the offering process in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange under the symbol “JAH.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or convertible preferred stock, debt securities or guarantees of debt securities. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus, those documents incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References to “Jarden,” “we,” “us” and “our” refer to Jarden Corporation and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus and the documents incorporated by reference herein and therein, as well as other written or oral statements by us or our authorized officers on our behalf, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and in the documents incorporated by reference herein, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Company’s repurchase of shares of common stock from time to time under the Company’s repurchase program, the outlook for Jarden’s markets and the demand for its products, earnings per share, estimated sales, segment earnings, the renewability of our credit facilities, cash flows from operations, future revenues and margin requirement and expansion, organic growth, the amount of reorganization charges, the success of new product introductions, growth or savings in costs and expenses and the impact of acquisitions, divestitures, restructurings, securities offerings and other unusual items, including Jarden’s ability to successfully integrate and obtain the anticipated results and synergies from its acquisitions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or incorporated by reference. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or incorporated by reference, those results or developments may not be indicative of results or developments in subsequent periods.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY

We are a global consumer products company that enjoys primarily leading positions in a broad range of markets for branded consumer products. We seek to grow our business by continuing our tradition of product innovation, new product introductions and providing the consumer with the experience and value they associate with our strong brand portfolio. We plan to leverage and expand our domestic and international distribution channels and increase brand awareness through co-branding and cross-selling initiatives, all while driving margin improvement.

Our unique operating culture has evolved into processes and a simple business philosophy which we call “Jarden’s DNA”. This philosophy is based largely on common sense and is the embodiment of our culture, of who we are, how we operate and how we act as a company and as individuals. The core elements of Jarden’s DNA are:

•	Strive to be better.

•	Retain and develop the best talent.

•	Support the individual, but encourage teamwork.

•	Think lean, act large.

•	Listen, learn and innovate.

•	Deliver exceptional financial results.

•	Have fun, work hard, execute.

•	Enhance the communities in which we operate.

We are a leading provider of a broad range of consumer products. Jarden’s three primary business segments, Outdoor Solutions, Consumer Solutions and Branded Consumables, manufacture or source, market and distribute a number of well-recognized brands, including: Outdoor Solutions: Abu Garcia®, Adio®, Berkley®, Campingaz®, Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Planet Earth®, Rawlings®, Shakespeare®, Sevylor®, Stearns®, Stren®, Trilene®, Ugly Stik®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam® and VillaWare®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Java Log®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®. Our growth strategy is based on introducing new products, as well as on expanding existing product categories, which is supplemented through opportunistically acquiring businesses with highly recognized brands, innovative products and multi-channel distribution.

We have achieved leading market positions in a number of niche categories by selling branded products through a variety of distribution channels, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumers. By leveraging our strong brand portfolio, category management expertise and customer service focus, we have established and continue to maintain long-term relationships with leading retailers within these channels. For example, we have serviced Wal-Mart and The Home Depot since their openings in 1962 and 1978, respectively, and are currently the category manager at these and other retailers in certain categories. Moreover, several of our leading domestic brands, such as Ball®, Bicycle®, Coleman®, Diamond®, Rawlings®, Shakespeare® and Sunbeam® have been in continuous use for over 100 years. We continue to strive to expand our existing customer relationships and attract new customers by introducing new product line extensions and entering new product categories.

We operate three primary business segments: Outdoor Solutions, Consumer Solutions and Branded Consumables.

Outdoor Solutions

The Outdoor Solutions segment manufactures or sources, markets and distributes global consumer active lifestyle products for outdoor and outdoor-related activities. For general outdoor activities, Coleman® is a leading brand for active lifestyle products, offering an array of products that include camping and outdoor equipment such as air beds, camping stoves, coolers, foldable furniture, gas and charcoal grills, lanterns and flashlights, propane fuel, sleeping bags, tents and water recreation products such as tow-behinds, boats and kayaks. The Outdoor Solutions segment also sells fishing equipment under brand names such as Abu Garcia®, All Star®, Berkley®, Fenwick®, Gulp!®, JRC™, Mitchell®, Penn®, Pflueger®, Sevenstrand®, Shakespeare®, Spiderwire®, Stren®, Trilene®, Ugly Stik® and Xtools®. Team sports equipment for baseball, softball, football, basketball, field hockey and lacrosse products are sold under brand names such as deBeer®, Gait by deBeer®, Miken®, Rawlings® and Worth®. Alpine and nordic skiing, snowboarding, snowshoeing and in-line skating products are sold under brand names such as Atlas™, Full Tilt®, K2®, Line®, Little Bear®, Madshus®, Marker®, Morrow®, Ride®, Tubbs®, Völkl® and 5150 Snowboards®. Water sports equipment, personal flotation devices and all-terrain vehicle gear are sold under brand names such as Helium®, Hodgman®, Mad Dog Gear®, Sevylor®, Sospenders® and Stearns®. The Company also sells high performance technical and outdoor apparel and equipment under brand names such as Adio®, Ex Officio®, Marmot®, Planet Earth® and Zoot®.

Consumer Solutions

The Consumer Solutions segment manufactures and sources, markets, and distributes a diverse line of household products, including kitchen appliances and personal care and wellness products for home use, primarily to consumers through department stores, specialty retailers, and mass merchants. This segment maintains a strong portfolio of globally recognized brands including Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam® and Villaware®.

Our principal products include clippers and trimmers for professional use in the beauty and barber and animal segments; electric blankets, mattress pads and throws; household kitchen appliances, such as blenders, coffeemakers, irons, mixers, slow cookers, toasters, toaster ovens and vacuum packaging machines; personal care and wellness products, such as fans, humidifiers, heaters and air purifiers, for home use; products for the hospitality industry; and scales for consumer use.

Branded Consumables

The Branded Consumables segment manufactures or sources, markets and distributes a broad line of branded consumer products, many of which are affordable, consumable and fundamental household staples, including arts and crafts paint brushes, children’s card games, clothespins, collectible tins, cordage, firelogs and firestarters, home safety equipment, home canning jars and accessories, kitchen matches, other craft items, plastic cutlery, playing cards and accessories, storage and workshop accessories, toothpicks and other accessories. This segment markets our products under the Aviator®, Ball®, Bee®, Bernardin®, Bicycle®, BRK®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Java-Log®, KEM®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell®, Pine Mountain® and Wellington® brand names, among others. We distribute these products through club, drug, grocery, hardware, mass merchant and specialty retail customers and deliver these products to thousands of “ship to” locations.

Process Solutions

In addition to the three primary business segments described above, our Process Solutions segment manufactures, markets and distributes a wide variety of plastic products including closures, contact lens packaging, medical disposables, plastic cutlery and rigid packaging. Many of these products are consumable in nature or represent components of consumer products. Our materials business produces specialty nylon polymers, conductive fibers and monofilament used in various products, including woven mats used by paper producers and weed trimmer cutting line, as well as fiberglass radio antennas for marine, citizen band and military applications. We also are the largest North American producer of niche products fabricated from solid zinc strip and are the sole source supplier of copper plated zinc penny blanks to the United States Mint and a major supplier to the Royal Canadian Mint, as well as a supplier of nickel, brass and bronze plated finishes on steel and zinc for coinage to other international markets. In addition, we manufacture a line of industrial zinc products marketed globally for use in the plumbing, automotive, electrical component and architectural markets.

We are incorporated in Delaware, and the address of our executive corporate headquarters is located at 555 Theodore Fremd Avenue, Rye, NY 10580, and our telephone number is (914) 967-9400.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic reports filed with the Commission, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008		2007	2006	2005	2004
Ratio of Earnings Fixed Charges	1.4	—	(1)	1.4	2.4	2.0	3.1
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.4	—	(2)	1.4	2.4	2.0	3.1

(1)	Earnings are inadequate to cover fixed charges. Net income must increase by approximately $38.3 million to achieve a ratio of 1.0.
(2)	Earnings are inadequate to cover combined fixed charges and preferred stock dividends. Net income must increase by approximately $38.3 million to achieve a ratio of 1.0

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends equals earnings before fixed charges and preferred stock dividends divided by fixed charges and preferred stock dividends. For purposes of calculating these ratios, earnings before fixed charges (and earnings before fixed charges and preferred stock dividends) consist of earnings from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness), preferred stock dividend requirements of consolidated subsidiaries, capitalized interest and that portion of rental expense representative of the interest factor.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, and bylaws. Copies of our restated certificate of incorporation and bylaws are incorporated by reference and will be sent to stockholders upon request. See “Where Can You Find More Information.”

Authorized Common Stock

We have authorized 150,000,000 shares of our common stock, par value $0.01 per share. As of April 20, 2009, there were 76,413,688 shares of our common stock outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of our common stock have any right to cumulative voting.

Board of Directors

Our Board of Directors is divided into three classes of directors having staggered three-year terms of office.

Dividend Rights

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor. We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future. Furthermore, our senior credit facility and the indenture governing our senior subordinated notes contain restrictions that limit our ability to pay dividends.

Rights Upon Liquidation

In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Preemptive Rights

Holders of our common stock have no preemptive rights or rights to convert their shares of common stock into any other securities.

Other Rights

There are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent

National City Bank is the transfer agent and registrar for shares of our common stock.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Authorized Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series, having a par value of $0.01 per share, 250,000 of which has been designated as Series A Junior Participating Preferred Stock and 1,000,000 of which has been designated as Series D Junior Participating Preferred Stock. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our board of directors is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

•	any dividend rights;

•	any stated redemption and liquidation values or preference per share;

•	any conversion or exchange provisions;

•	any participation rights;

•	any voting rights; and

•	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our board of directors and as are permitted by the Delaware General Corporation Law.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends out of our funds legally available therefor at the rates and on the dates as set forth in the applicable prospectus supplement. In addition, generally, unless all dividends on our preferred stock have been declared and a sum sufficient to pay such dividends has been set apart or has been paid, no dividends will be declared or paid on our common stock and generally we may not redeem or purchase any shares of our common stock.

Convertibility

Shares of our preferred stock may be convertible or exchangeable into another series of our preferred stock, our common stock or other securities. The certificate of designation and the prospectus supplement relating to each series of convertible preferred stock, if any, will describe the conversion rights.

Redemption and Sinking Fund

No series of our preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Voting

Except as set forth in the applicable prospectus supplement, the holders of our preferred stock will not be entitled to vote.

Liquidation

In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of our preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement applicable to such preferred stock before any distribution to the holders of our common stock.

Preemptive Rights

Except as set forth in the applicable prospectus supplement, the holders of preferred stock will have no preemptive rights.

No Other Rights

The shares of a series of preferred stock will not have any preferences, powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our restated certificate of incorporation, the certificate of designation relating to such series of preferred stock or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture relating to the debt securities is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•	the public offering price of the shares;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Jarden or our subsidiaries and affiliates in the ordinary course of businesses.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

Our common stock is listed on the New York Stock Exchange under the symbol “JAH.” Certain materials filed by us may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable Commission rules, which documents contain important information about us and our common stock:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 23, 2009;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on April 27, 2009;

•	our current report on Form 8-K, filed with the Commission on January 13, 2009;

•	our current report on Form 8-K, filed with the Commission on February 4, 2009;

•	our current report on Form 8-K, filed with the Commission on March 27, 2009;

•	our current report on Form 8-K, filed with the Commission on April 21, 2009 (only with respect to those items deemed to have been filed with the Commission);

•	our current report on Form 8-K, filed with the Commission on April 24, 2009; and

•	our definitive proxy statement filed with the Commission on April 9, 2009.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 555 Theodore Fremd Avenue, Rye, New York 10580, Attention: Secretary, or call (914) 967-9400.

EXPERTS

The financial statements of Jarden Corporation as of and for the year ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jarden Corporation for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements for the years ended December 31, 2007 and 2006, appearing in our annual report on Form 10-K for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York, and for the underwriters or agents, by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of securities of Jarden Corporation (the “Registrant”) being registered are as set forth in the following table:

Registration Fee - Securities and Exchange Commission	**
*Legal Fees and Expenses	$1,000,000
*Accounting Fees and Expenses	300,000
*Printing Fees and Expenses	150,000
*Transfer Agent and Registrar Fees	20,000
* Blue Sky Fees	—
*Trustee’s Fees and Expenses	20,000
*Miscellaneous	200,000
*Total	$1,690,000

*	Estimated
**	In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee.

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation or other enterprise, against expenses, costs or fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all the claims, issues or matters in such proceeding, such person may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section B of Article VII of the Registrant’s Restated Certificate of Incorporation, as amended, provides the following:

1.

The Registrant shall indemnify each person who is or was a director, officer or employee of the Registrant, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which such person may become involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Registrant or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in such person’s capacity as such director, officer or employee, whether or not such person continues to be such at the time such liability or expense is incurred, provided that a determination is made by the Registrant in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe such person’s conduct was lawful or no reasonable cause to believe that such person’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which such person was not legally entitled; (b) as to amounts paid or payable to the Registrant for an accounting of profits in fact made from the purchase or sale of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

2.	Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent such person has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Registrant, but only if (a) the Board of Directors of the Registrant, acting by a quorum consisting of directors who are not partners to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 above; or (b) outside legal counsel engaged by the Registrant (who may be regular counsel of the Registrant) shall deliver to the Registrant its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Registrant, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 above.

3.	As used in Section B of Article VII, the term “liability” means amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term “expense” includes, but is not limited to, attorneys’ fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Registrant may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article VII.

4.	The provisions of Section B of Article VII are applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption thereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided thereunder are in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of Section B of Article VII by the stockholders of the Registrant will not adversely affect any rights to indemnification and advancement of expenses existing pursuant to such Section with respect to any acts or omissions occurring prior to such repeal or modification.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description

1.1	Form of Underwriting Agreement. (1)

4.1	Form of Indenture between the Registrant and The Bank of New York Mellon, as Trustee. (2)

5.1	Opinion of Kane Kessler, P.C. (2)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.3	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement hereto). (2)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939. (2)

(1)	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference.
(2)	Filed herewith.

Item 17.	Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

3.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

4.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 9134) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

JARDEN CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jarden Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G. H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD T. SANSONE Richard T. Sansone	Chief Accounting Officer (Principal Accounting Officer)

/s/ RENÉ-PIERRE AZRIA René-Pierre Azria	Director

/s/ MICHAEL S. GROSS Michael S. Gross	Director

/s/ RICHARD J. HECKMANN Richard J. Heckmann	Director

/s/ DOUGLAS W. HUEMME Douglas W. Huemme	Director

/s/ RICHARD L. MOLEN Richard L. Molen	Director

/s/ IRWIN D. SIMON Irwin D. Simon	Director

/s/ ROBERT L. WOOD Robert L. Wood	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

ALLTRISTA PLASTICS LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Alltrista Plastics LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Quoin, LLC, the sole member of Alltrista Plastics LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

AMERICAN HOUSEHOLD, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of American Household, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

AUSTRALIAN COLEMAN, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Australian Coleman, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ SAM SOLOMON Sam Solomon	Chief Executive Officer (Principal Executive Officer)

/s/ DAN HOGAN Dan Hogan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

/s/ RICHARD GUILFOILE Richard Guilfoile	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

BICYCLE HOLDING, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Bicycle Holding, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ PHILLIP DOLCIMASCOLO Phillip Dolcimascolo	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

BRK BRANDS, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of BRK Brands, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ TOM RUSSO Tom Russo	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

CC OUTLET, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of CC Outlet, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ SAM SOLOMON Sam Solomon	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAN HOGAN Dan Hogan	Senior Vice President - Global Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

THE COLEMAN COMPANY, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of The Coleman Company, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ SAM SOLOMON Sam Solomon	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAN HOGAN Dan Hogan	Senior Vice President - Global Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

COLEMAN INTERNATIONAL HOLDINGS, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Coleman International Holdings, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Executive, Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of The Coleman Company, Inc., the sole member of Coleman International Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

COLEMAN WORLDWIDE CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Coleman Worldwide Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

FIRST ALERT, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of First Alert, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ TOM RUSSO Tom Russo	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

HEARTHMARK, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Hearthmark, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chief Executive Officer (Principal Executive Officer)

/s/ STEVE SMITH Steve Smith	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Quoin, LLC, the sole member of Hearthmark, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

HOLMES MOTOR CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Holmes Motor Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ANDREW C. HILL Andrew C. Hill	President and Chief Executive Officer (Principal Executive Officer)

/s/ ALAN W. LEFEVRE Alan W. LeFevre	Chief Operating Officer and Executive Vice President, Finance (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

JARDEN ACQUISITION I, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jarden Acquisition I, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Chief Financial Officer of Jarden Corporation, the sole member of Jarden Acquisition I, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

JARDEN ZINC PRODUCTS, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jarden Zinc Products, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Quoin, LLC, the sole member of Jarden Zinc Products, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

JT SPORTS LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of JT Sports LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ROBERT M. PARISH Robert M. Parish	President (Principal Executive Officer)

/s/ MARK A. MALONE Mark A. Malone	Executive Vice President - Finance (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Rawlings Sporting Goods Company, Inc., the sole member of JT Sports LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

K-2 CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of K-2 Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ROBERT MARCOVITCH Robert Marcovitch	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

K2 INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of K2 Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

KANSAS ACQUISITION CORP.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Kansas Acquisition Corp. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ SAM SOLOMON Sam Solomon	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAN HOGAN Dan Hogan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

L.A. SERVICES, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of L.A. Services, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ANDREW C. HILL Andrew C. Hill	President and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ FRANZ SCHMID Franz Schmid	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

LASER ACQUISITION CORP.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Laser Acquisition Corp. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	President and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

LEHIGH CONSUMER PRODUCTS LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Lehigh Consumer Products LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ BART BROCK Bart Brock	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Chief Financial Officer of Jarden Corporation, the sole member of Lehigh Consumer Products LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

LOEW-CORNELL, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Loew-Cornell, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ PHILLIP DOLCIMASCOLO Phillip Dolcimascolo	President (Principal Executive Officer)

/s/ STEVE SMITH Steve Smith	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Jarden Acquisition I, LLC, the sole member of Loew-Cornell, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

MARKER VOLKL USA, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Marker Volkl USA, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

MARMOT MOUNTAIN, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Marmot Mountain, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARK MARTIN Mark Martin	President (Principal Executive Officer)

/s/ ROGER BARTON Roger Barton	Senior Vice President, Finance & Operations (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of K2 Inc., the sole member of Marmot Mountain, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

MIKEN SPORTS, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Miken Sports, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ROBERT M. PARISH Robert M. Parish	President (Principal Executive Officer)

/s/ MARK A. MALONE Mark A. Malone	Executive Vice President - Finance (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Rawlings Sporting Goods Company, Inc., the sole member of Miken Sports, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

NIPPON COLEMAN, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Nippon Coleman, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ SAM SOLOMON Sam Solomon	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAN HOGAN Dan Hogan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

OUTDOOR TECHNOLOGIES CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Outdoor Technologies Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Assistant Treasurer (Principal Executive, Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

PENN FISHING TACKLE MFG. CO.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Penn Fishing Tackle Mfg. Co. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

PURE FISHING, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Pure Fishing, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ BILL HORTON Bill Horton	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

QUOIN, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Quoin, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Chief Financial Officer of Jarden Corporation, the sole member of Quoin, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

RAWLINGS SPORTING GOODS COMPANY, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Rawlings Sporting Goods Company, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ROBERT M. PARISH Robert M. Parish	President and General Manager (Principal Executive Officer)

/s/ MARK A. MALONE Mark A. Malone	Executive Vice President-Finance (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SEA STRIKER, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Sea Striker, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of Shakespeare Company, LLC, the sole member of Sea Striker, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SHAKESPEARE COMPANY, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Shakespeare Company, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of K2 Inc., the sole member and manager of Shakespeare Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SHAKESPEARE CONDUCTIVE FIBERS, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Shakespeare Conductive Fibers, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	Executive Vice President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Vice President and Treasurer of K2 Inc., the sole member and manager of Shakespeare Conductive Fibers, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SI II, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of SI II, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director and President (Principal Executive Officer)

/s/ ROBERT P. TOTTE Robert P. Totte	Director and Vice President - Tax (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SITCA CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Sitca Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ JAMES E. LILLIE James E. Lillie	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SUNBEAM AMERICAS HOLDINGS, LLC

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Sunbeam Americas Holdings, LLC hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chairman (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	President (Principal Financial and Accounting Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Chief Financial Officer of Jarden Corporation, the sole member of Sunbeam Americas Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

SUNBEAM PRODUCTS, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of Sunbeam Products, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ ANDREW C. HILL Andrew C. Hill	President and Chief Executive Officer (Principal Executive Officer)

/s/ ALAN W. LEFEVRE Alan W. LeFevre	Executive Vice President of Operations and Chief Financial Office (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

THE UNITED STATES PLAYING CARD COMPANY

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of The United States Playing Card Company hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ PHILLIP DOLCIMASCOLO Phillip Dolcimascolo	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on April 27, 2009.

USPC HOLDINGS, INC.

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned officers and directors of USPC Holdings, Inc. hereby severally constitutes and appoints Martin E. Franklin and Ian G.H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2009:

Name	Title

/s/ PHILLIP DOLCIMASCOLO Phillip Dolcimascolo	President (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G.H. Ashken	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Director

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement. (1)

4.1	Form of Indenture between the Registrant and The Bank of New York Mellon, as Trustee. (2)

5.1	Opinion of Kane Kessler, P.C. (2)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.3	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Powers of Attorney (included on the signature page of the Registration Statement hereto). (2)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939. (2)

(1)	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference.
(2)	Filed herewith.